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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Equity Incentive Plan, as amended, of Applied Micro Circuits Corporation of our report dated April 19, 2000, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation, included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2000, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP
                                            -----------------------------
                                            ERNST & YOUNG LLP
San Diego, California
October 24, 2000